Exhibit 10.27

Summary Schedule of Director Compensation

Directors of Greater Bay Bancorp (except management directors) receive annual fees for service on the Board and Committees thereof, as follows:

Annual retainer	$22,000
Fee per regular Board meeting attended	666
Chairman fee	60,000	(1)
Vice Chairman fee	12,000
Executive Committee	22,000
Audit Committee	14,000
Compensation Committee	4,000
Board Governance & Nominating Committee	2,000
Directors ALCO	10,000
Marketing Committee (1)	2,000
Directors Loan Committee (2)	18,000
Trust Oversight Committee (3)	4,000
Committee Chair fees:
Executive	(1)
Audit	15,000
Compensation	10,000	(2)
Board Governance & Nominating	(2)
Directors ALCO	16,000
Marketing (3)	6,000
Directors Loan (3)	(1)
Trust Oversight (3)	4,000
ABD Board retainer (4)	2,000

Directors of Greater Bay Bancorp are also eligible to receive awards under the Amended and Restated 1996 Stock Option Plan.

(1)	Represents fees for service as Chairman of the Board and Chair of the Executive and Loan Committees.
(2)	The Chair of the Compensation Committee and the Board Governance & Nominating Committee receives $10,000 for service as Chair of both committees.
(3)	Committees of Greater Bay Bank, N.A.
(4)	Two directors of Greater Bay Bancorp serve on the ABD Board.